EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 22, 2011, with respect to the statement of condition including the related portfolio of Quality Municipals Income Trust, 48th Limited Maturity Series (included in Van Kampen Unit Trusts, Municipal Series 1009) as of September 22, 2011, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-175450) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
September 22, 2011